***************************** SERVICING CERTIFICATE ********************* PAGE 5

MLCC Mortgage Investors, Inc.
Senior/Subordinate Mortgage Pass-Through Certificates, Series 1996A
                              Current Collection Period:  01-Aug-96 to 31-Aug-96
                              P & S Agreement Date:                    01-Feb-96

                                      PASS-THROUGH RATES CURRENT DISTRIBUTION:                               Current
                                                                                                            ---------
Class A Certificates, Series 1996A    LIBOR + 0.43%              5.86750%         Original Closing Date:    28-Feb-96
                                                                                  Distribution Date:        16-Sep-96
                                                                                  Days in Accrual Period           31
                                                                                                            35,292.00
                                                                                                            35,322.00

                               Weighted Average Mortgage Rate (WAC) ->  7.36222%
LIBOR   5.43750%    Weighted Average Net Mtge Rate (Alternate Rate) ->  6.98222%

- ---------------------------------------------------------------------------------------------------------------------
 1         Beginning Pool Principal Balance                                                            328,936,288.59
 2         Beginning Pool Balance Factor                                                                    94.635979%
- ---------------------------------------------------------------------------------------------------------------------
 3         Beginning Class A Principal Balance                                                         324,810,150.56
 4         Beginning Overcollateralization Amount                                                        4,126,138.03
 5         Required Overcollateralization Amount                                                         6,951,611.68
- ---------------------------------------------------------------------------------------------------------------------
 6         Aggregate of all Principal Payments Received                              (P&S 5.08i   )              0.00
 7         Aggregate of all Principal Prepayments Received                           (P&S 5.08i   )      2,630,708.47
 8         Aggregate of any Net Liquidation Proceeds Received                        (P&S 5.08iii )              0.00
 9         Aggregate of any Insurance Proceeds Received                              (P&S 5.08iv  )              0.00
10         Aggregate of any Awards or Settlements From Condemnation Proceedings      (P&S 5.08v   )              0.00
11         Aggregate of any Proceeds From Repurchased Mortgage Loans                 (P&S 5.08vi  )              0.00
12         Aggregate of any Revenues From Fidelity Bond or Mortgage Interest
           Insurance Policy                                                          (P&S 5.08vii )              0.00
13         Aggregate of any Revenues From Foreclosure or Deed Net of any
           Advances                                                                  (P&S 5.08viii)              0.00
14         Current Principal Advances                                                (P&S 6.03    )              0.00
15         Current Servicer Principal Reimbursements                                 (P&S 5.09ii  )              0.00
16 i.      Total Principal Available For Distribution
           (6+7+8+9+10+11+12+13+14-15)                                                                   2,630,708.47
   ii.     Loss on Liquidated Mortgage Loans                                                                     0.00
17         Aggregate of all Interest Payments Received                               (P&S 5.08ii  )      2,063,866.22
18         Current Servicing Fee                                                     (P&S 5.08ii  )         58,303.73
19         Monthly Interest Advance (Recovery) based on delinquent accounts          (P&S 6.02vii )        (45,781.79)
20         Current Servicer Interest Advance (Recovery)                              (P&S 6.02vii )        (45,781.79)
21         Total Interest Available For Distribution (17-18+20)                                          1,959,780.70
22         Total Funds Available For Distribution (16i+22)                                               4,590,489.17
- ---------------------------------------------------------------------------------------------------------------------
23         Class A Formula Principal Distribution Amount
           (lines 16i + 16ii +28iii of preceding dist)                                                   2,630,708.47
- ---------------------------------------------------------------------------------------------------------------------
24         Class A Distribution Amount -- interest (25iv ) + principal (27iii )      (P&S 6.02i   )      4,555,301.40

25 i.      Class A Current Interest                                                                      1,641,125.84
   ii.     Class A Unpaid Interest Shortfall (Class A Interest Shortfall from
           Preceding Distribution Date)                                                                          0.00
   iii.    Class A Interest Formula Distribution Amount (25i + 25ii)                                     1,641,125.84
   iv.     Class A  Distribution Allocable to Interest (min of: lines 22 and
           25iii)                                                                                        1,641,125.84

26 i.      Class A Unpaid Interest Shortfall (Class A Interest Shortfall from
           Preceding Distribution Date)                                                                          0.00
   ii.     Class A Unpaid Interest Shortfall Included in 25iv (when 26i >0: min
           of 25ii and 25iv)                                                                                     0.00
   iii.    Class A Interest Shortfall (lines 25iii - 25iv)                                                       0.00

27 i.      Class A Principal Distribution Amount (min of: line 23 +28i and
           principal needed after oc trigger)                                                            2,630,708.47
   ii.     Accelerated Principal Distribution Amount (min of: lines 5 - 4 and
           22 - 25iv - 27i - 29i - 31ii)                                                                   283,467.09
   iii.    Total Class A Distribution Allocable to Principal (27i + 27ii)                                2,914,175.56

28 i.      Class A Unpaid Principal Shortfall (Class A Principal Shortfall from
           Preceding Distribution Date)                                                                          0.00
   ii.     Class A Unpaid Principal Shortfall included in 27i (when 28i >0: min
           of 27i and 28i)                                                                                       0.00
   iii.    Class A  Principal Shortfall (lines 28i + 28ii)                                                       0.00
- ---------------------------------------------------------------------------------------------------------------------
29 i       Total Amount to Certificate Insurer                                                              35,187.77
   ii.     Monthly Insurance Amount                                                  (P&S 6.02vi  )         35,187.77
   iii.    Reimbursement Amount                                                                                  0.00
- ---------------------------------------------------------------------------------------------------------------------
30 i.      Cumulative Master Servicer Advanced Interest                              (P&S 6.02v   )      1,037,152.74
   ii.     Cumulative Master Servicer Advanced Principal                                                         0.00
- ---------------------------------------------------------------------------------------------------------------------
31 i.      Beginning Reserve Fund Balance                                            (P&S 6.06    )        250,000.00
   ii.     Current Reserve Fund Deposit                                                                          0.00
   iii.    Current Reserve Fund Advances                                                                         0.00
   iv.     Ending Reserve Fund Balance                                                                     250,000.00
- ---------------------------------------------------------------------------------------------------------------------
32 i.      Available Excess Interest                                                                       283,467.09
   ii.     Distribution Account Shortfall                                            (P&S 6.02xvi )              0.00
   iii.    Class R Distribution Amount For Such Distribution Date                                                0.00
- ---------------------------------------------------------------------------------------------------------------------
33 i.      Ending Pool Principal Balance                                             (P&S 6.02vii )    326,305,580.12
   ii.     Ending Pool Balance Factor                                                                       93.879116%
- ---------------------------------------------------------------------------------------------------------------------
34         Ending Class A Principal Balance                                                            321,895,975.00
35         Ending Overcollateralization Amount                                                           4,409,605.12
=====================================================================================================================

*********************** STATEMENT TO CERTIFICATEHOLDERS ***************** PAGE 6
MLCC Mortgage Investors, Inc.
Senior/Subordinate Mortgage Pass-Through Certificates, Series 1996A
                              Current Collection Period:  01-Aug-96 to 31-Aug-96

                                      PASS-THROUGH RATES CURRENT DISTRIBUTION:         LIBOR=  5.4375%       Current
                                                                                                            ---------
Class A Certificates, Series 1996A    LIBOR + 0.43%                 5.86750%      Original Closing Date:    28-Feb-96
                                                                                  Distribution Date:        16-Sep-96

                     Weighted Average Net Mtge Rate (Alternate Rate) -> 6.98222%

- --------------------------------------------------------------------------------------------------------------------
 1 i.      Class A Distribution Amount                                                                      0.000013

   i.      Class A Current Interest                                                                         0.000005
   ii.     Class A Unpaid Interest Shortfall                                                                0.000000
   iii.    Class A Interest Formula Distribution Amount                                                     0.000005
   iv.     Class A  Distribution Allocable to Interest                                                      0.000005

 2 i.      Class A Principal Distribution Amount                                                            0.000008
   ii      Accelerated Principal Distribution Amount                                                        0.000001
   iii     Total Class A Distribution Allocable to Principa                                                 0.000008
- --------------------------------------------------------------------------------------------------------------------
 3         Ending Pool Principal Balance                                                              326,305,580.12
 4         Ending Pool Balance Factor                                                                      93.879116%

 5         Ending Class A Principal Balance                                                           321,895,975.00
 6         Ending Overcollateralization Amount                                                          4,409,605.12
- --------------------------------------------------------------------------------------------------------------------
 9 i.      Current Master Servicer Advanced (Recovered) Interest                                          (45,781.79)
   ii.     Current Master Servicer Advanced (Recovered) Principal                                               0.00
   iii.    Current Trustee Advanced Interest                                                                    0.00
   iv      Current Trustee Advanced Principal                                                                   0.00
   vi      Amount of Servicing Advances Paid by Master Servicer                     (P&S 6.02 x  )      1,037,152.74
   viii    Amount of Delinquencies of Mortgage Loans                                                      143,540.01
   ix      CLASS A ALTERNATE RATE FOR NEXT DISTRIBUTION DATE:                                                0.00000%
- --------------------------------------------------------------------------------------------------------------------
10 i       Number of Mortgage Loans 30 to 59 Days Delinquent                                                       5
   ii      Aggregate Principal Balances of Mortgage Loans 30 to 59 Days
           Delinquent                                                                                     718,345.23
11 i       Number of Mortgage Loans 60 to 89 Days Delinquent                                                       0
   ii      Aggregate Principal Balances of Mortgage Loans 60 to 89 Days
           Delinquent                                                                                           0.00
12 i       Number of Mortgage Loans 90 or More Days Delinquent                                                     1
   ii      Aggregate Principal Balances of Mortgage Loans 90 or More Days
           Delinquent                                                                                   2,000,000.00
13 i       Number of Mortgage Loans in Foreclosure                                                                 1
   ii      Aggregate Principal Balances of Mortgage Loans in Foreclosure                                2,700,000.00
           Book Value of Real Estate Acquired Through Foreclosure or Grant of a
           Deed                                                                                                 0.00

14 i       Amount of Delinquent Principal of Mortgage Loans                                                     0.00
   ii      Amount of Delinquent Interest of Mortgage Loans                                                143,540.01

15 i       Cumulative Losses                                                                                    0.00
   ii      Do Cumulative Losses Exceed 1% of Original Principal Balance                                            N
====================================================================================================================